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                                                                     EXHIBIT 1.1

                   NISSAN AUTO RECEIVABLES 2002-A OWNER TRUST

              $338,000,000, 1.84375% ASSET BACKED NOTES, CLASS A-1
              $368,000,000, 2.67000% ASSET BACKED NOTES, CLASS A-2
              $403,000,000, 3.58000% ASSET BACKED NOTES, CLASS A-3
              $255,783,000, 4.28000% ASSET BACKED NOTES, CLASS A-4

                     NISSAN AUTO RECEIVABLES CORPORATION II
                                    (SELLER)

                                                                January 10, 2002

                             Underwriting Agreement

Salomon Smith Barney Inc.,
As Representative of the
Several Underwriters (the "Representative")
390 Greenwich Street, 6th Floor
New York, NY 10013


Dear Sirs:

            1. Introductory. Nissan Auto Receivables Corporation II (the "Seller"), a Delaware corporation and wholly-owned subsidiary of Nissan Motor Acceptance Corporation, a California corporation (the "Servicer"), proposes to sell $338,000,000 principal amount of 1.84375% Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), $368,000,000 principal amount of 2.67000% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), $403,000,000 principal amount of 3.58000% Asset Backed Notes, Class A-3 (the "Class A-3 Notes"), and $255,783,000 principal amount of 4.28000% Asset Backed Notes, Class A-4 (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes"), each issued by the Nissan Auto Receivables 2002-A Owner Trust (the "Trust"). The Notes will be issued pursuant to an indenture (the "Indenture"), to be dated as of January 17, 2002, between the Trust and the Indenture Trustee (as defined therein) and will be governed by the terms of a Sale and Servicing Agreement (the "Sale and Servicing Agreement"), to be dated as of January 17, 2002, among the Trust, the Seller and the Servicer. The Trust will also issue certain asset backed certificates which will represent fractional undivided interests in the Trust and will not be sold hereunder.

            Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Sale and Servicing Agreement.


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            2. Representations and Warranties of the Seller and the Servicer.
Each of the Seller and the Servicer, jointly and severally, represents and warrants to and agrees with the several underwriters named in Schedule 1 hereto (the "Underwriters") that:

                (a) A registration statement (No. 333-51224-01), including a form of prospectus supplement relating to the Notes and a form of base prospectus relating to each class of securities to be registered under such registration statement (the "Registered Securities"), has been filed with the Securities and Exchange Commission (the "Commission") and either (i) has been declared effective under the Securities Act of 1933, as amended (the "Act"), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (i) any additional registration statement (the "additional registration statement") relating to the Notes has been filed with the Commission pursuant to rule 462(b) ("Rule 462(b)") under the Act and declared effective upon filing, and the Notes have been registered under the Act pursuant to the initial registration statement and such additional registration statement or (ii) any such additional registration statement proposed to be filed with the Commission pursuant to Rule 462(b) will become effective upon filing pursuant to Rule 462(b) and upon such filing the Notes will have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Seller does not propose to amend the initial registration statement, any such additional registration statement or any post-effective amendment to either such registration statement filed with the Commission prior to the execution and delivery of this Agreement, then the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act ("Rule 462(c)") or Rule 462(b).

                For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Seller has advised the Representative that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) or (B) if the Seller has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If the Seller has advised the Representative that it proposes to file, but has not filed, an additional registration statement, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof.

                The initial registration statement, as amended at its Effective Time, including all information (A) contained in the additional registration statement (if any), (B) deemed to


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        be a part of the initial registration statement as of the Effective Time of the additional registration statement (if any) pursuant to the General Instructions of the Form on which it is filed and (C) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) under the Act ("Rule 430A(b)"), is hereinafter referred to as the "Initial Registration Statement." The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement." The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement." The form of prospectus supplement relating to the Notes (the "Prospectus Supplement") and the form of prospectus (the "Base Prospectus") relating to the Registered Securities (including the Notes), as first filed with the Commission in connection with the offering and sale of the Notes pursuant to and in accordance with Rule 424(b) under the Act ("Rule 424(b)") or, if no such filing is required, as included in a Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus." The Seller filed two Term Sheets, each dated January 9, 2002, relating to the Notes (the "Term Sheets") disseminated by the Underwriters on Form 8-K with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), within two business days of its delivery to the Underwriters.

                (b) (A) On the Effective Date of any Registration Statement whose Effective Time is prior to the execution and delivery of this Agreement, each such Registration Statement conformed, (B) on the date of this Agreement, each such Registration Statement conforms and (C) on any related Effective Date subsequent to the date of this Agreement, each such Registration Statement will conform, in all respects to the requirements of the Act and the rules and regulations of the Commission (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended (the "1939 Act"), and at such times each such Registration Statement, as amended, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. At the time of filing of the Prospectus pursuant to Rule 424(b) or, if no such filing is required, at the Effective Date of the Additional Registration Statement that includes the Prospectus, on the date of this Agreement and at the Closing Date, the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and does not include, and will not include, any untrue statement of a material fact, nor does the Prospectus omit, nor will it omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Seller by any Underwriter through the Representative specifically for use therein or to that part of the Registration Statement which constitutes the Statement of Qualification under the 1939 Act on Form T-1 (the "Form T-1") of the Indenture Trustee. If the Effective Time of the Registration Statement is subsequent to the date of this Agreement, no Additional Registration Statement has been or will be filed. The Indenture has been qualified under the 1939 Act.


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                (c) The Seller has been duly incorporated and is validly
        existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the Seller's ability to perform its obligations under this Agreement, the Trust Agreement, the Purchase Agreement, the Assignment, the Sale and Servicing Agreement, the Yield Supplement Agreement, the Securities Account Control Agreement or the Administration Agreement (collectively, the "Basic Documents").

                (d) The Servicer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the Servicer's ability to perform its obligations under the Basic Documents.

                (e) The consummation of the transactions contemplated by the Basic Documents, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the property or assets of the Seller or the Servicer pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement, or similar agreement or instrument under which the Seller or the Servicer is a debtor or guarantor, except where such conflict, breach, default or creation would not have a material adverse effect on the Seller's or the Servicer's respective ability to perform its obligations under the Basic Documents or the validity or enforceability thereof.

                (f) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Seller or the Servicer for the consummation of the transactions contemplated by this Agreement except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust's interest in the Receivables.

                (g) Neither the Seller nor the Servicer is in violation of its certificate of incorporation or articles of incorporation, as applicable, or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated herein or on the Seller's or the Servicer's respective ability to perform its obligations under the Basic Documents. The execution, delivery and performance of the Basic Documents and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not, subject to obtaining any consents or approvals as may be


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        required under the securities or "blue sky" laws of various jurisdictions: (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Seller or the Servicer or their respective properties or any agreement or instrument to which either is a party or by which either is bound or to which any of their respective properties are subject, except where such breach, violation, or default would not have a material adverse effect on the Seller's or the Servicer's respective ability to perform its obligations under the Basic Documents or the validity or enforceability thereof, or (ii) conflict with the Seller's or the Servicer's charter or by-laws, and each of the Seller and the Servicer has corporate power and authority to enter into the Basic Documents and to consummate the transactions contemplated hereby and thereby.

                (h) The Basic Documents have been duly authorized, executed and delivered by, and (assuming due authorization and delivery thereof by the other parties hereto and thereto) constitute valid and binding obligations of, the Seller and the Servicer, as applicable, enforceable against such party in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                (i) The Notes have been duly authorized and, when executed and delivered in accordance with the Indenture and delivered against payment therefor pursuant to this Agreement, will be valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                (j) There are no legal or governmental proceedings pending to which the Seller or the Servicer is a party or of which any property of the Seller or the Servicer is the subject, and to the Seller's knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others, (A) (whether individually or in the aggregate) that are required to be disclosed in the Registration Statement or (B)(1) asserting the invalidity of all or part of any Basic Document, (2) seeking to prevent the issuance of the Notes, (3) (whether individually or in the aggregate) that would materially and adversely affect the Seller's or the Servicer's obligations under any Basic Document to which it is a party, or (4) (whether individually or in the aggregate) seeking to affect adversely the federal or state income tax attributes of the Notes.

                (k) Any taxes, fees and other governmental charges that have been assessed and are known to the Seller to be due in connection with the execution, delivery and issuance of the Basic Documents shall have been paid by the Seller or the Servicer at or prior to the Closing Date (as defined in Section 3(c) hereof).


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                (l) Each of the Seller and the Servicer possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies, the absence of which would have a material adverse effect on the ability of the Seller or the Servicer to perform its duties under the Sale and Servicing Agreement, and neither of the Seller or Servicer has received notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the ability of the Seller or the Servicer to perform its obligations under the Basic Documents.

                (m) As of the Closing Date, the Reserve Account and the Yield Supplement Account will be subject to a first-priority security interest in favor of the Indenture Trustee for the benefit of the Noteholders.

                (n) As of the Closing Date, the Trust (for the benefit of the Noteholders) will have good title, free and clear of all prior liens, charges and encumbrances, to the Receivables and such other items comprising the corpus of the Trust transferred to the Trust pursuant to the Sale and Servicing Agreement.

                (o) As of the Closing Date, the Indenture, the Notes and the Basic Documents will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

                (p) Deloitte & Touche LLP are independent public accountants with respect to the Seller within the meaning of the Act and the Rules and Regulations.

                (q) Neither the Trust nor the Seller is required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

                (r) The representations and warranties of the Seller and the Servicer in the Sale and Servicing Agreement are true and correct in all material respects.

            3. Purchase, Sale and Delivery of Notes.

                (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Seller, the aggregate principal amounts of the Notes set forth opposite the names of the Underwriters in Schedule 1 hereto.

                (b) The Notes are to be purchased at a purchase price equal to
        (i) in the case of the Class A-1 Notes, 99.88000% of the aggregate principal amount thereof, (ii) in the case of the Class A-2 Notes, 99.82179% of the aggregate principal amount thereof, (iii) in the case of the Class A-3 Notes, 99.77318% of the aggregate principal amount thereof, and (iv) in the case of the Class A-4 Notes, 99.74818% of the aggregate principal amount thereof.


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                (c) Against payment of the purchase price by wire transfer of immediately available funds to the Seller, the Seller will deliver the Notes to the Representative, for the account of the Underwriters, at the office of O'Melveny & Myers LLP, at 400 South Hope Street, Los Angeles, California, on January 17, 2002, at 10:00 a.m., Los Angeles time, or at such other time not later than seven full business days thereafter as the Representative and the Seller determine, such time being herein referred to as the "Closing Date." The Notes to be so delivered will be initially represented by one or more securities registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive securities will be available only under the limited circumstances set forth in the Indenture.

            4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

            5. Covenants of the Seller. The Seller covenants and agrees with the several Underwriters that:

                (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Seller will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an Additional Registration Statement is necessary to register a portion of the Notes under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Seller will file the Additional Registration Statement or a post-effective amendment thereto, as the case may be, with the Commission pursuant to and in accordance with Rule 424(b). The Seller will advise the Representative promptly of any such filing pursuant to Rule 424(b).

                (b) The Seller will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus, and will not effect such amendment or supplementation without the Representative's consent; and the Seller will also advise the Representative promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to lift such stop order as soon as possible, if issued.

                (c) The Seller will arrange for the qualification of the Notes for offering and sale under the securities laws of such jurisdictions in the United States as the Representative may reasonably designate and to continue such qualifications in effect so long as necessary under such laws for the distribution of such securities; provided that in


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        connection therewith the Seller shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction.

                (d) If, at any time when the delivery of a prospectus shall be required by law in connection with sales of any Notes, either (i) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus, the Seller will promptly notify the Representative and will promptly prepare for review by the Representative and file with the Commission an amendment or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                (e) The Seller will cause the Trust to make generally available to Holders as soon as practicable, but not later than fourteen months after the Effective Date, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after such Effective Date and satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder).

                (f) The Seller will furnish to you copies of the Registration Statement (two of which will include all exhibits), the Form 8-K relating to each Term Sheet, each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

                (g) So long as any of the Notes are outstanding, the Seller will furnish to the Representative copies of all reports or other communications (financial or otherwise) furnished to Holders, and deliver to the Representative during such same period (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission and (ii) such additional information concerning the business and financial condition of the Seller and the Trust as the Representative may from time to time reasonably request.

                (h) The Seller will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the printing (or otherwise reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the preparation, issuance and delivery of the Notes to the Underwriters; (iii) the fees and disbursements of the Seller's and the Servicer's counsel and accountants; (iv) the fees of DTC in connection with the book-entry registration of the Notes; (v) the qualification of the Notes under state securities law in accordance with the provisions of Section 5(c) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey, if required; (vi) the printing (or otherwise reproducing) and delivery to the Underwriters of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto; (vii) the reproducing


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        and delivery to the Underwriters of copies of the blue sky survey; and
        (viii) the fees charged by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P"), for rating the Notes. The Underwriters shall not be responsible for the fees and disbursements of the Owner Trustee and its counsel.

                (i) Until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Seller will deliver to the Representative the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee pursuant to Article IV of the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee.

                (j) On or promptly after the Closing Date, the Seller shall cause its and the Servicer's computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Closing Date neither the Seller nor the Servicer shall take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

                (k) To the extent, if any, that the rating provided with respect to the Notes by Moody's or S&P is conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish, and shall cause the Servicer to furnish, such documents and take any such other actions.

            6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Seller and the Servicer herein on the date hereof and at the Closing Date, to the accuracy of the statements of officers of the Seller and the Servicer made pursuant to the provisions hereof, to the performance by the Seller and the Servicer of their respective obligations hereunder and to the following additional conditions precedent:

                (a) At the time this Agreement is executed and delivered by the Seller and at the Closing Date, Deloitte & Touche LLP shall have furnished to the Representative letters dated respectively as of the date of this Agreement and as of the Closing Date substantially in the forms of the drafts to which the Representative previously agreed.

                (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representative. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York


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        time, on the date of this Agreement or, if earlier, the time the
        Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representative. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller, shall be contemplated by the Commission.

                (c) The Underwriters shall have received an officers' certificate, dated the Closing Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of the Seller representing and warranting that, to the best of such officers' knowledge after reasonable investigation, as of the Closing Date:

                        (i) The representations and warranties of the Seller in
                this Agreement are true and correct in all material respects, that the Seller has complied with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.

                        (ii) There has been no material adverse change, since
                the respective dates as of which information is given in the Prospectus (except as otherwise set forth therein and exclusive of amendments or supplements after the date hereof), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Seller or any of its affiliates (as such term is defined in Rule 501(b) under the Act) (each, an "Affiliate"), or the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound. Except as otherwise indicated by the context, all references to the terms "material" in this Agreement that refer to the Seller or its Affiliates, or any of them, shall be interpreted in proportion to the business of Nissan North America, Inc. ("NNA") and its consolidated subsidiaries, which include the Seller, the Servicer and the parent company of NNA, Nissan Motor Co., Ltd. (the "Nissan Group"), as a whole, and not in proportion to the business of the Seller or its Affiliate(s) individually.

                (d) The Underwriters shall have received an officers' certificate, dated the Closing Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of the Servicer representing and warranting that, to the best of such officers' knowledge after reasonable investigation, as of the Closing Date:

                        (i) The representations and warranties of the Servicer
                in this Agreement are true and correct in all material respects, that the Servicer has complied with all agreements and satisfied, in all material respects, all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.

                        (ii) There has been no material adverse change, since
                the respective dates as of which information is given in the Prospectus (except as otherwise set forth therein and exclusive of amendments or supplements after the date hereof), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Servicer or any of its Affiliates, or the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound. Except as otherwise indicated by the context, all references to the terms "material" in this Agreement that refer to the Servicer or its Affiliates, or any of them, shall be interpreted in proportion to the business of NNA and its consolidated subsidiaries, which include the Nissan Group, as a whole, and not in proportion to the business of the Servicer or its Affiliate(s) individually.

                (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Seller, Nissan Motor Co., Ltd., NNA or the Servicer which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities of NNA or any of its direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iv) any material disruption in commercial banking, securities entitlement or clearance services in the United States; (v) any banking moratorium declared by federal or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.

                (f) Joy Crose, Esq., General Counsel of the Seller, or other counsel satisfactory to the Representative in its reasonable judgment, shall have furnished to the Representative such counsel's written opinion, dated the Closing Date, in substantially the form set forth below, with such changes therein as counsel for the Underwriters shall reasonably agree:

                        (i) The Seller has been duly incorporated and is validly
                existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the Seller's ability to perform its obligations under the Basic Documents.

                        (ii) The Servicer has been duly incorporated and is
                validly existing as a corporation in good standing under the laws of the State of California with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the Servicer's ability to perform its obligations under the Basic Documents.

                        (iii) The Basic Documents have been duly authorized,
                executed and delivered by each of the Seller and the Servicer, as applicable, and each of the Seller and the Servicer has the corporate power and authority to enter into and perform its respective obligations under the Basic Documents.

                        (iv) The execution, delivery and performance of the
                Basic Documents by the Seller and the Servicer will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the respective properties or assets of the Seller or the Servicer, pursuant to the terms of the Notes or the charter or bylaws of the Seller or the Servicer, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Seller or the Servicer or any of their respective properties or any material agreement or instrument to which the Seller or the Servicer is a party or by which either the Seller or the Servicer or any of their respective properties is bound.

                        (v) No authorization, approval or consent of any court
                or governmental agency or authority is necessary in connection with the execution, delivery and performance by the Seller or the Servicer of the Basic Documents to which it is a party, except such as may be required under the Act or the Rules and Regulations and state securities laws, and except for such authorizations, approvals or consents (specified in such opinion) as are in full force and effect as of the Effective Date and the Closing Date.

                        (vi) Nothing has come to such counsel's attention that
                would cause it to believe that as of the Effective Date and at the Closing Date the Registration Statement and the Prospectus (other than the financial statements and the other accounting information contained therein or omitted therefrom, as to which such counsel need express no belief) contained or contain any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the descriptions therein of statutes and governmental proceedings and contracts and other documents are inaccurate and do not fairly present the information required to be shown therein.

                        (vii) Such counsel does not know of any contract or
                other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which is not filed or described as required.

                        (viii) There are no legal or governmental proceedings
                pending to which the Seller or the Servicer is a party or of which any property of the Seller or the Servicer is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, (A) (whether individually or in the aggregate) that are required to be disclosed in the Registration Statement or (B)(1) asserting the invalidity of all or part of any Basic Document, (2) seeking to prevent the issuance of the Notes, (3) (whether individually or in the aggregate) that would materially and adversely affect the Seller's or the Servicer's obligations under any Basic Document to which it is a party, or
                (4) (whether individually or in the aggregate) seeking to affect adversely the federal or state income tax attributes of the Notes.

                        (ix) The Servicer has corporate power and authority to
                sell and assign the property to be sold and assigned to the Seller pursuant to the Purchase Agreement and has duly authorized such sale and assignment to the Seller by all necessary corporate action.

                        (x) The Seller has corporate power and authority to sell
                and assign the property to be sold and assigned to and deposited with the Trust and has duly authorized such sale and assignment to the Trust by all necessary corporate action.

                        (xi) The Receivables are "tangible chattel paper" as
                defined in the Uniform Commercial Code, as in effect in the State of California.

                        (xii) Such counsel is familiar with the Servicer's
                standard operating procedures relating to the Servicer's acquisition of a perfected first priority security interest in the vehicles financed by the retail installment sale contracts purchased by the Servicer in the ordinary course of the Servicer's business and relating to the sale by the Servicer to the Seller of such contracts and such security interests in the Financed Vehicles in the ordinary course of the Servicer's and the Seller's business. Assuming that the Servicer's standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that the Servicer has not or will not continue to follow its standard procedures in connection with the perfection of security interests in the Financed Vehicles), the Servicer has acquired or will acquire a perfected first priority security interest in the Financed Vehicles.

                        (xiii) Each of the Seller and the Servicer has obtained
                all necessary governmental licenses and governmental approvals under the federal law of the United States and the laws of the State of California to conduct their respective businesses where the failure to obtain such licenses and approvals would render any material part of the corpus of the Trust unenforceable or would materially and adversely affect the ability of either the Seller or the Servicer to perform any of their respective obligations under, or the enforceability of, any of the Basic Documents.

                (g) O'Melveny & Myers LLP, special counsel to the Seller, shall have furnished to the Representative their written opinion, dated as of the Closing Date, in substantially the form set forth below, with such changes therein as counsel for the Underwriters shall reasonably agree:

                        (i) Each Basic Document to which the Seller or the
                Servicer is a party has been duly authorized by all necessary corporate action on the part of such Person and has been executed and delivered by such Person.

                        (ii) Assuming the due authorization, execution and
                delivery thereof by the Owner Trustee and the Indenture Trustee, each Basic Document to which the Seller or the Servicer is a party constitutes a legally valid and binding obligation of the Seller or the Servicer, as the case may be, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, relating to or affecting creditors' rights generally and by the application of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or any other equitable remedy (regardless of whether enforcement is considered in a proceeding at law or in equity).

                        (iii) Assuming the Notes have been duly and validly
                authorized, when executed and authenticated by the Trust as specified in the Indenture and delivered against payment of the consideration specified in this Agreement, the Notes will be legally valid and binding obligations of the Trust, and entitled to the benefits of the Indenture enforceable against the Trust in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, relating to or affecting creditors' rights generally and by the application of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or any other equitable remedy (regardless of whether enforcement is considered in a proceeding at law or in equity).

                        (iv) Assuming the due authorization, execution and
                delivery thereof by the Trust and the Indenture Trustee, each of the Sale and Servicing Agreement and the Indenture constitutes the valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, relating to or affecting creditors' rights generally and by the application of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or any other equitable remedy (regardless of whether enforcement is considered in a proceeding at law or in equity).

                        (v) Neither the Seller nor the Trust is required to be
                registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                        (vi) With respect to Financed Vehicles in the State of
                California, no filing or other action other than (A) the filing of a UCC financing statement naming the Servicer as transferor and the Seller as the transferee and (B) the filing of a UCC financing statement naming the Seller as the transferor and the Trust as the transferee, is necessary to perfect the transfer and assignment of the Servicer's security interest in such Financed Vehicles to the Seller, and the Seller's security interest in such Financed Vehicles to the Trust, respectively, and as a result of such transfer and assignment and upon filing of such financing statements, the Trust has a first perfected security interest in such Financed Vehicles, except that so long as the Servicer is named as the legal owner and lien holder on a certificate of title, the Servicer has the ability to release the security interest in the Financed Vehicle or to assign it to another party.

                        (vii) The Trust will not be classified as an association
                taxable as a corporation or as a publicly traded partnership for federal or California income and franchise tax purposes, and for such purposes the Notes will be characterized as debt.

                        (viii) The statements in the Prospectus Supplement under
                "MATERIAL INCOME TAX CONSEQUENCES" and "ERISA CONSIDERATIONS," and in the Base Prospectus under the "MATERIAL INCOME TAX CONSEQUENCES," "ERISA CONSIDERATIONS" and "MATERIAL LEGAL ASPECTS OF THE RECEIVABLES," to the extent that they constitute matters of law or legal conclusions relating to the federal laws of the United States or the laws of the States of California or New York with respect thereto, have been reviewed by such counsel and are correct in all material respects.

                        (ix) This Agreement has been duly authorized by all
                necessary corporate action on the part of each of the Seller and the Servicer, and has been duly executed and delivered by each of the Seller and the Servicer.

                        (x) No order, consent, permit or approval of any
                California, New York or federal governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Servicer or the Seller, or to the transactions of the type contemplated by any Basic Document, including the issuance of the Notes, is required on the part of the Servicer or the Seller for the execution and delivery of, and the performance of its obligations under, any Basic Document to which it is a party, except for such as have been obtained or made and are in full force and effect as of the Closing Date; provided that such counsel expresses no opinion with respect to any orders, consents, permits, approvals, filings or licenses related to the authority to sell motor vehicles, originate retail installment sales contracts or service retail installment sales contracts or as may be required by any regional or local governmental authority or under any foreign or state securities laws.

                        (xi) To such counsel's knowledge, there are no actions,
                proceedings or investigations pending or threatened, to which the Seller or the Servicer is a party or of which any property of the Seller or the Servicer is the subject, required to be disclosed in the Registration Statement, other than those disclosed therein, (A) asserting the invalidity of any Basic Document or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any Basic Document, or (C) seeking adversely to affect the federal income tax attributes of the Notes as described in the Base Prospectus under the heading "MATERIAL INCOME TAX CONSEQUENCES" or the California income tax attributes of the Notes.

                        (xii) At the time of execution and delivery of (A) the
                Purchase Agreement, the Servicer had the corporate power and corporate authority to transfer the Receivables and such other property being transferred to the Seller pursuant to the Purchase Agreement and (B) the Sale and Servicing Agreement, the Seller had the corporate power and corporate authority to transfer the Receivables and such other property being transferred to the Trust pursuant to the Sale and Servicing Agreement and to cause the transfer of the Notes to the Underwriters.

                        (xiii) The Indenture, the Notes and the Basic Documents
                each conform in all material respects with the respective descriptions thereof contained in the Registration Statement and the Prospectus.

                        (xiv) Neither the Trust Agreement nor the Sale and
                Servicing Agreement needs to be qualified under the 1939 Act.

                        (xv) The Registration Statement filed with the
                Commission has been declared effective under the Act, and, to such counsel's knowledge upon due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission, and the Registration Statement and Prospectus, and each amendment or supplement thereto, as of its respective effective or issue date, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Act and the Rules and Regulations, except that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except as contemplated by paragraphs
                (viii) and (xiii) of this Section to the extent set forth therein; such counsel does not opine as to any financial statements or other financial, numerical or statistical data contained or incorporated by reference therein; and such counsel does not opine as to the Form T-1.

                        (xvi) The form of the Indenture has been qualified under
                the 1939 Act and no further action is required to qualify the Indenture under the 1939 Act. The Indenture complies as to form in all material respects with the 1939 Act and the rules and regulations of the Commission thereunder.

                        (xvii) The Seller has duly authorized and executed the
                written order to the Owner Trustee to execute and deliver the issuer order to the Indenture Trustee to authenticate the Notes.

                        (xviii) Each Class A-1 Note, when issued, will
                constitute an "Eligible Security" under Rule 2a-7 of the 1940
                Act.

                In addition, such counsel shall state that such counsel has participated in conferences with the officers and other representatives of the Seller and the Servicer, representatives of their independent public accountants, and representatives of the Underwriters and their counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, but has not independently verified the accuracy, completeness or fairness of the statements contained or incorporated by reference therein, and accordingly such counsel is unable to assume, and does not assume, any responsibility for such accuracy, completeness or fairness. However, on the basis of such counsel's review and participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, and relying as to its determination of materiality to an extent upon opinions of officers and other representatives of the Seller and the Servicer, such counsel shall state that it does not believe that any Registration Statement, at the related Effective Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the date of the Prospectus Supplement (or any such amendment or supplement, as of its respective date) contained, or on the Closing Date contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion or belief as to the financial statements or other financial, numerical or statistical data contained or incorporated by reference in any Registration Statement, the Prospectus or the Form T-1.

                Such counsel's opinions as to enforceability shall be subject to the unenforceability under certain circumstances of: (i) waivers of rights granted by law where the waivers are against public policy or prohibited by law; (ii) waivers of vaguely or broadly stated rights or future rights; (iii) any indemnification provisions; (iv) any provisions that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies; (v) choice of law provisions; and (vi) severability provisions; provided that such unenforceability will not, subject to the other exceptions, qualifications and limitations contained in such opinion, render the relevant agreements invalid as a whole or substantially interfere with the substantial realization of the principal benefits that such agreements purport to provide (except for the economic consequences of procedural or other delay).

                (h) O'Melveny & Myers LLP or such counsel as may be acceptable to the underwriters, shall have furnished their written opinion, dated the Closing Date, with respect to the characterization of the transfer of the Receivables by the Servicer to the Seller and with respect to other bankruptcy and perfection of security interest matters, and such opinion shall be in substantially the form previously discussed with the Representative and its counsel and in any event satisfactory in form and in substance to the Representative and its counsel.

                (i) You shall have received an opinion of Orrick Herrington & Sutcliffe LLP, dated the Closing Date, with respect to the validity of the Notes and such other related matters as the Representative shall require, and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                (j) You shall have received an opinion addressed to you, the Seller and the Servicer of Richards, Layton & Finger, counsel to the Trust and the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                        (i) The Owner Trustee is a banking corporation duly
                incorporated, validly existing and in good standing under the laws of the State of Delaware with power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Trust Agreement.

                        (ii) The Trust Agreement has been duly authorized,
                executed and delivered by the Owner Trustee, and, assuming that such agreement is a legally effective and enforceable obligation of each of the other parties thereto, constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, except as the enforceability thereof may be (a) limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforceability of creditors' rights generally and (b) subject to general principles of equity (regardless of whether considered in proceedings in equity or at law) as well as concepts of reasonableness, good faith and fair dealing.

                        (iii) The Notes have been duly authorized, executed and
                delivered by Wilmington Trust Company, as Owner Trustee under the Trust Agreement.

                        (iv) Neither the execution nor delivery by the Owner
                Trustee of the Trust Agreement nor the consummation of any of the transactions by the Owner Trustee contemplated thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing federal or Delaware state law governing the banking or trust powers of the Owner Trustee.

                        (v) The Trust has been duly formed and is validly
                existing as a statutory business trust and is in good standing under the laws of the state of Delaware, with full power and authority to execute, deliver and perform its obligations under the Indenture and the Basic Documents to which it is a party and the Notes.

                        (vi) The execution and delivery by the Owner Trustee of
                the Trust Agreement and the performance by the Owner Trustee of its obligations thereunder, do not conflict with, result in a breach or violation of or constitute a default under the Articles of Association or Bylaws of the Owner Trustee.

                        (vii) The Trust will not be subject to tax by the state
                of Delaware, and subsequent purchases not otherwise subject to taxation in Delaware will not be subject to taxation in Delaware solely because of the purchase or ownership of the Notes.

                        (viii) (A) The financing statement on form UCC-1, naming
                NARC II as debtor and the Trust as secured party, to be filed with the Delaware Secretary of State (Uniform Commercial Code Section) ("the Division") is in an appropriate form for filing in the State of Delaware. (B) To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC") is applicable (without regard to conflict of laws principles), upon the filing of such financing statement with the Division, the Trust will have a perfected security interest in NARC II's rights in that portion of the Receivables that may be perfected by the filing of a UCC financing statement with the Division (the "Filing Collateral") and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC). (C) The certified copy of the Certificate of Request (the "Search Report") obtained from the Division, reflecting the results of a Uniform Commercial Code search in the office of the Secretary of State against NARC II, listing all currently effective financing statements filed against NARC II as of the date and time set forth therein (the "Effective Time"), sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file financing statements against NARC II covering the Filing Collateral, as of the Effective Time. The Search Report identifies each secured party who has filed with the Division a financing statement naming NARC II as debtor prior to the Effective Date.

                (k) You shall have received an opinion of counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                        (i) The Indenture Trustee has been duly organized as a
                national banking association and is validly existing as a national banking association in good standing under the laws of the United States of America.

                        (ii) The Indenture Trustee has the requisite power and
                authority to execute, deliver and perform its obligations under the Indenture and has taken all action necessary to authorize the execution, delivery and performance by it of the Indenture.

                        (iii) The Indenture has been duly executed and delivered
                by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                (l) The Representative shall have received an officer's certificate dated the Closing Date of the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of each of the Seller and the Servicer in which each such officer shall state that, to the best of such officer's knowledge after reasonable investigation, the representations and warranties of the Seller or the Servicer, as applicable, contained in the Sale and Servicing Agreement and the representations and warranties of the Servicer or the Seller, as applicable, contained in the Purchase Agreement are true and correct in all material respects and that the Seller or the Servicer, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date in all material respects.

                (m) The Notes shall have been rated in the highest rating category by Moody's and S&P.

                (n) On or prior to the Closing Date, the Seller shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably have required.

            7. Indemnification and Contribution.

                (a) The Seller and the Servicer shall, jointly and severally, indemnify and hold each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (each a "Control Person"), harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Control Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Term Sheets, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Control Person for any legal or other expenses reasonably incurred by such Underwriter or Control Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Seller nor the Servicer will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with information furnished to the Seller or the Servicer by any Underwriter through the Representative specified in the last sentence of subsection (b) below specifically for use therein; provided, further, that neither the Seller nor the Servicer shall be liable under this subsection (a) to any Underwriter to the extent that such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission made in the Term Sheets that is subsequently corrected in the Prospectus (or any amendment or supplement thereto) made available to such Underwriter within a reasonable time period, if the person asserting such loss, claim, damage or liability was not sent or given the Prospectus, as then amended or supplemented (excluding documents incorporated by reference therein), on or prior to the confirmation of the sale of the Notes; and provided, further, that neither the Seller nor the Servicer shall be liable to any Underwriter or any Control Person under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability of such Underwriter or such Control Person results from the fact that such Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference therein), whichever is most recent, if the Seller or the Servicer has previously furnished copies thereof to such Underwriter within a reasonable time period.

                (b) Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Seller and the Servicer against any losses, claims, damages or liabilities to which the Seller or the Servicer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Seller or the Servicer by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller or the Servicer in connection with investigating or defending any such action or claim as such expenses are incurred. The Seller and the Servicer acknowledge and agree that the only such information furnished to the Seller or the Servicer by any Underwriter through the Representative consists of the following: the statements in the second and fourth paragraphs (concerning initial offering prices, concessions and reallowances) and in the sixth and seventh paragraphs (concerning stabilizing and other activities) under the heading "Underwriting" in the Prospectus Supplement.

                (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing of the commencement thereof, but the omission to so notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under such preceding paragraphs. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who may be counsel to the Indemnifying Party) and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and after acceptance of counsel by the Indemnified Party, the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Indemnifying Party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iv) the Indemnifying Party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not, with respect to any action brought against any Indemnified Party, be liable for the fees and expenses of more than one firm (in addition to any local counsel) for all Indemnified Parties, and all such fees and expenses shall be reimbursed within a reasonable period of time as they are incurred. Any separate firm appointed for the Underwriters and any Control Person in accordance with this subsection (c) shall be designated in writing by the Representative, and any such separate firm appointed for the Seller or the Servicer, its respective directors, officers who sign the Registration Statement and Control Persons in accordance with this subsection (c) shall be designated in writing by the Seller or the Servicer, as the case may be. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, with respect to an action of which the Indemnifying Party was notified and had the opportunity to participate in (whether or not it chose to so participate), the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the fourth sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request, and during such 60 day period the Indemnifying Party has not responded thereto, and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

                (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative benefits received by the Seller and the Servicer on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Seller and the Servicer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller and the Servicer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) received by the Seller and the Servicer bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or the Servicer or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Seller, the Servicer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                      (e) The obligations of the Seller and the Servicer under this Section shall be in addition to any liability which the Seller or the Servicer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller or the Servicer, to each officer of the Seller or Servicer who has signed the Registration Statement and to each person, if any, who controls the Seller or the Servicer within the meaning of the Act.

            8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller, the Servicer or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter, the Seller or the Servicer or any of their respective representatives, officers or directors or any Control Person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5, and the respective obligations of the Seller and the Underwriters pursuant to
Section 7 shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9, the Seller will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

            9. Failure to Purchase the Notes. If any Underwriter or Underwriters default on their obligations to purchase Notes hereunder and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of such Notes, the Representative may make arrangements satisfactory to the Seller for the purchase of such Notes by other persons, including the nondefaulting Underwriter or Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriter or Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes, as applicable, and arrangements satisfactory to the nondefaulting Underwriter or Underwriters and the Seller for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Seller, except as provided in Section 8.

            As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

            10. Notices. All communications hereunder will be in writing and, if sent to the Representative or the Underwriters will be mailed, delivered or sent by facsimile transmission and confirmed to Salomon Smith Barney Inc., 390 Greenwich Street, 6th Floor, New York, NY 10013, Attention: General Counsel (facsimile number 212-801-4007); and if sent to the Seller, will be mailed, delivered or sent by facsimile transmission and confirmed to it at Nissan Auto Receivables Corporation II, 990 West 190th Street, Torrance, California 90502-10l9, attention of the Assistant Secretary (facsimile number (310) 324-2542).

            11. No Bankruptcy Petition. Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

            12. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters and the Seller and their respective successors and the officers and directors and Control Persons referred to in Section 7, and no other person will have any right or obligations hereunder.

            13. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by the Representative under this Agreement will be binding upon all the Underwriters.

            14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York).

            15. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement between the Seller and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                        NISSAN AUTO RECEIVABLES
                                        CORPORATION II

                                        By:/s/ Katsumi Ishii
                                           -------------------------------------
                                        Name:  Katsumi Ishii
                                        Title: President

                                        NISSAN MOTOR ACCEPTANCE
                                        CORPORATION

                                        By:/s/ Katsumi Ishii
                                           -------------------------------------
                                        Name:  Katsumi Ishii
                                        Title: President

The foregoing Underwriting Agreement is
    hereby confirmed and accepted as of
    the date first above written:

SALOMON SMITH BARNEY INC.


By:    /s/ Christopher J. Hawke
   -------------------------------------
Name:  Christopher J. Hawke
Title: Vice President

Acting on behalf of itself
       and as the Representative of the
       several Underwriters.

                                   SCHEDULE 1


                                            PRINCIPAL        PRINCIPAL       PRINCIPAL        PRINCIPAL
                                            AMOUNT OF        AMOUNT OF       AMOUNT OF        AMOUNT OF
            UNDERWRITER                  CLASS A-1 NOTES  CLASS A-2 NOTES  CLASS A-3 NOTES  CLASS A-4 NOTES
            -----------                  ---------------  ---------------  ---------------  ---------------
Salomon Smith Barney Inc.                 $ 64,220,000     $ 69,920,000     $ 76,570,000     $ 48,598,770

ABN AMRO Incorporated                     $ 64,220,000     $ 69,920,000     $ 76,570,000     $ 48,598,770

J.P. Morgan Securities Inc.               $ 64,220,000     $ 69,920,000     $ 76,570,000     $ 48,598,770

Merrill Lynch, Pierce, Fenner & Smith     $ 64,220,000     $ 69,920,000     $ 76,570,000     $ 48,598,770
            Incorporated

SG Cowen Securities Corporation           $ 64,220,000     $ 69,920,000     $ 76,570,000     $ 48,598,770

The Williams Capital Group, L.P.          $ 16,900,000     $ 18,400,000     $ 20,150,000     $ 12,789,150

Total                                     $338,000,000     $368,000,000     $403,000,000     $255,783,000


                                  Schedule 1-1

1.      Introductory........................................................................1

2.      Representations and Warranties of the Seller and the Servicer.......................2

3.      Purchase, Sale and Delivery of Notes................................................6

4.      Offering by Underwriters............................................................7

5.      Covenants of the Seller.............................................................7

6.      Conditions of the Obligations of the Underwriters...................................9

7.      Indemnification and Contribution...................................................20

8.      Survival of Certain Representations and Obligations................................24

9.      Failure to Purchase the Notes......................................................24

10.     Notices............................................................................25

11.     No Bankruptcy Petition.............................................................25

12.     Successors.........................................................................25

13.     Representation of Underwriters.....................................................25

14.     Applicable Law.....................................................................25

15.     Counterparts.......................................................................25

SCHEDULE 1..................................................................................1


                                      -i-